UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

February 12, 2008

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 West Warner Road, Suite 132
Tempe, AZ 85284
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01.	Entry Into a Material Definitive Agreement.
Background
     On February 13 2008, Renegy Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it expects the project costs (“Project Costs”) necessary to achieve commercial operation of the biomass power plant being developed by a subsidiary of the Company in Snowflake, Arizona (the “Plant”) to exceed the project cost budget of $67,310,572 (the “Project Cap”) included in the Credit Agreement dated September 1, 2006, as amended, by and among Renegy, LLC, Renegy Trucking, LLC, Snowflake White Mountain Power, LLC and CoBank, ACB, by approximately $12.5 million. Pursuant to that certain Contribution and Merger Agreement dated as of May 8, 2007, as amended, by and among the Company, Robert M. Worsley (“R. Worsley”), Christi M. Worsley (“C. Worsley”), the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Trust” and, together with R. Worsley and C. Worsley, the “Worsleys”), and certain affiliated parties (the “Merger Agreement”), and that certain Overrun Guaranty, dated October 1, 2007 (the “Overrun Guaranty”), between the Company and R. Worsley and C. Worsley, the Company agreed to pay up to $2.0 million of Project Costs that exceed the Project Cap, and the Worsleys agreed to pay to the Company the amount by which Project Costs exceed the sum of the Project Cap and $2.0 million in sufficient time for the Company to be able to pay such excess Project Costs. A committee of independent directors (the “Special Committee”), acting on behalf of the Company, has the authority to enforce the Worsleys’ obligations under the Overrun Guaranty.
Letter Agreement
     On February 12, 2008, pursuant to a letter agreement between the Company and the Worsleys (the “Letter Agreement”), the Company, with the approval of the Special Committee, and the Worsleys have agreed that, notwithstanding the provisions of the Merger Agreement and the Overrun Guaranty, the Company will be responsible for the payment of an additional $6.0 million of capital costs incurred beyond the Project Cap that have been, or may be, incurred by the Company and the $2.0 million already payable by the Company as described above. The Company believes that the $6.0 million in additional capital costs will enhance the Plant and further increase the efficiency, reliability and long-term operating performance of the Plant. The Letter Agreement provides that the Company will have no obligation to pay for any Project Costs beyond the $2.0 million previously agreed to and the $6.0 million described in this paragraph. Pursuant to a Sponsor Guaranty, dated September 1, 2006, between R. Worsley and C. Worsley and CoBank, ACB (the “Sponsor Guaranty”), R. Worsley and C. Worsley have guaranteed the payment of all Project Costs in excess of the Project Cap. The Letter Agreement provides that the Worsleys will deposit a minimum of $5.0 million in cash in the Company’s general operating bank account by March 5, 2008 to be applied against the Worsleys’ obligations pursuant to the Sponsor Guaranty and Overrun Guaranty. The Worsleys have agreed to pledge one million shares of the Company’s common stock as security for this obligation in the event the deposit is not made on or before March 5, 2008. Pursuant to the Letter Agreement, to provide additional liquidity for the Company for working capital and general corporate purposes, the Worsleys have also agreed to personally guarantee a line of credit for an amount up to $6.0 million to be established for the Company at a bank or other financial institution reasonably acceptable to the Company. The Worsleys have agreed to provide a

$6.0 million line of credit to the Company on or before March 31, 2008, as described in more detail below under the caption “Revolving Credit Agreement”, until such time as the Company is able to establish a line of credit with a financial institution or arrange for alternative financing. The Letter Agreement constitutes an amendment to the Merger Agreement and the Overrun Guaranty.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference in its entirety.
Revolving Credit Agreement
     On February 12, 2008, in accordance with the terms of the Letter Agreement, the Company entered into a Revolving Credit Agreement (the “Credit Agreement”) with the Worsleys pursuant to which the Worsleys have agreed to lend the Company up to $6.0 million, which may be drawn on by the Company beginning March 31, 2008 for general working capital purposes, including to pay the capital costs that the Company has agreed to pay as described above. Until March 31, 2009, interest will accrue at the Prime Rate (as reported by the Wall Street Journal) on the outstanding balance of the loan, but will not be payable until the termination of the loan. Commencing April 1, 2009, interest will accrue on the unpaid balance of the loan and will be payable monthly by the Company. The outstanding principal may be prepaid by the Company in whole or part at any time without penalty, and any repaid amounts may be reborrowed by the Company. Any unpaid balance under the Credit Agreement will be due on the date that is the earlier of March 31, 2010 or such date that the Company is able to obtain alternative debt or equity financing in the amount of at least $6.0 million, unless terminated earlier in accordance with the terms of the Credit Agreement.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference in its entirety.
SCR-Tech Sale and Share Ownership Reconciliation Agreement
     On February 12, 2008, the Company entered into a SCR-Tech Sale and Share Ownership Reconciliation Agreement (the “SCR-Tech Agreement”) with the Trust pursuant to which the parties agreed to the amount by which the shares of Renegy common stock issued to the Trust (the “Contribution Shares”) in connection with the combination of the businesses of Catalytica Energy Systems, Inc. and the renewable energy divisions of NZ Legacy, LLC in October 2007 will be reduced as a result of the Company’s sale of its wholly-owned subsidiaries SCR-Tech, LLC, CESI-Tech Technologies, Inc. and CESI-SCR, Inc. (collectively “SCR-Tech”) as required by the Merger Agreement. The Merger Agreement provided that the number of Contribution Shares were to be reduced at the rate of 0.8% per $1.0 million of net proceeds (with any amounts less than $1.0 million to be reduced on a pro rata basis) received from the sale of SCR-Tech in excess of a specified threshold amount (the “Excess Net Proceeds”). Pursuant to the SCR-Tech Agreement, the Company and the Trust agreed that the Excess Net Proceeds total $1,836,683 and that the number of Contribution Shares shall accordingly be reduced by 220,891 shares from 3,774,048 shares to 3,553,157 shares.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the SCR-Tech Agreement, which is attached hereto as Exhibit 10.3, and which is incorporated herein by reference in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosures set forth in Item 1.01 of this Current Report on Form 8-K under the captions “Letter Agreement” and “Revolving Credit Agreement” are incorporated herein by reference in their entirety.

Item 8.01.	Other Events.
     Risk Factors
The Company does not have insurance for machinery breakdown during testing and commissioning of the Plant or for any resulting delay that may be incurred during the start-up phase. The Company is currently seeking to bind such insurance, but may not be able to do so. As a result, if there is damage to the Plant during such testing and commissioning, there may not be insurance to cover such losses and there may not be sufficient funds to complete the construction of the Plant. Further, any damage to the Plant during testing likely would result in a delay in the completion of the Plant for which there currently is no insurance coverage. Any such uninsured loss likely would result in a material adverse effect on the business and financial condition of the Company.
Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and is subject to safe harbors created therein. These forward-looking statements include, but are not limited to, those regarding the Company’s expectations regarding the amount of additional Project Costs necessary to complete the Plant, the ability of the guarantor parties to meet any necessary obligations under the guarantees described herein, and the ability of the Company to secure an alternative line of credit from a bank or other financial institution or to otherwise secure alternative debt or equity financing.
     These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk of further overruns of

Project Costs associated with constructing and commissioning the Plant; that the Company will not be able to obtain the necessary financing as described herein or that the guarantor parties will be unable to perform their obligations under the personal guarantees and line of credit arrangements as described herein; that the Company will not be able to obtain financing sufficient to meet the Company’s operating cash needs; that the Company will not have sufficient funds to complete the construction of the Plant; that the Plant may suffer an uninsured loss during testing and commissioning; and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

10.1	Letter Agreement, dated February 12, 2008, by and between the Company and Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust
10.2	Revolving Credit Agreement, dated February 12, 2008, by and among the Company, Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust
10.3	SCR-Tech Sale and Share Ownership Reconciliation Agreement, dated February 12, 2008, between the Company and the Robert M. Worsley and Christi M. Worsley Revocable Trust
99.1	Press release, dated February 13, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
Executive Vice President and Chief Financial Officer

Date: February 13, 2008

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement, dated February 12, 2008, by and between the Company and Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust
10.2	Revolving Credit Agreement, dated February 12, 2008, by and among the Company, Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust
10.3	SCR-Tech Sale and Share Ownership Reconciliation Agreement, dated February 12, 2008, between the Company and the Robert M. Worsley and Christi M. Worsley Revocable Trust
99.1	Press release, dated February 13, 2008